Exhibit 5.2

11 S. Meridian Street Indianapolis, IN 46204-3535 U.S.A. (317) 236-1313 Fax (317) 231-7433 www.btlaw.com

August 3, 2026

Xylem Inc.

301 Water Street, S.E.

Washington, D.C. 20003

Re: Xylem Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special Indiana counsel to Xylem Inc., an Indiana corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”), including the prospectus constituting a part thereof (the “Prospectus”), in the form to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). This opinion letter is being furnished to the Company in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

The Registration Statement relates to the registration and proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of an undetermined dollar amount (or its foreign currency equivalent) of the following securities:

(i)	shares of the Company’s common stock, $0.01 par value (the “Common Shares”);

(ii)	shares of the Company’s preferred stock, no par value (the “Preferred Shares”), which may be represented by depositary shares (the “Depositary Shares”);

(iii)

one or more series of debt securities of the Company, which may be senior debt securities (the “Senior Debt Securities”) or subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”);

(iv)	warrants to purchase Common Shares, Preferred Shares or Depositary Shares (the “Warrants”);

(v)

purchase contracts, pursuant to which the holder may purchase from the Company a specified number of Common Shares or Preferred Shares or a specified number of Debt Securities at a future date (the “Purchase Contracts”); and

(vi)

units comprised of any combination of Common Shares, Preferred Shares, Debt Securities, Depositary Shares, Warrants, or Purchase Contracts (the “Units” and, together with the Depositary Shares, the Debt Securities, the Warrants, and the Purchase Contracts, the “Covered Securities”).

Atlanta | Baltimore | Boston | Chicago | Dallas | Delaware | Denver | Florida | Indiana | Los Angeles | Michigan | Minneapolis | Nashville New Jersey | New York | North Carolina | Ohio | Philadelphia | Phoenix | Salt Lake City | San Diego | Washington, D.C.

Xylem Inc.

August 3, 2026

The Common Shares, Preferred Shares and Covered Securities are collectively referred to herein as the “Offered Securities.” The Registration Statement, and the Prospectus included therein, provide that the Offered Securities may be offered separately, or together, in separate series, in amounts, at prices, and on terms to be set forth in one or more supplements to the prospectus (each, a “Prospectus Supplement”).

Unless otherwise specified in the applicable Prospectus Supplement, the Preferred Shares will be issued in one or more series and the relative powers, designations, preferences, rights and qualifications, limitations or restrictions of such Preferred Shares will be set forth in one or more articles of amendment amending the amended and restated articles of incorporation of the Company, to be adopted by the Company’s board of directors and filed with the Secretary of State of the State of Indiana (each, the “Articles of Amendment”).

Any Senior Debt Securities are to be issued pursuant to a senior indenture, dated as of March 11, 2016, between the Company and Deutsche Bank Trust Company Americas, as trustee, as supplemented and amended from time to time (the “Senior Indenture”), which Senior Indenture will be filed as an exhibit to the Registration Statement or incorporated by reference therein. Any Subordinated Debt Securities will be issued under a subordinated indenture to be dated on or about the date of the first issuance of Subordinated Debt Securities thereunder, by and between the Company and a financial institution identified therein as trustee, as amended and supplemented from time to time (the “Subordinated Indenture”), which Subordinated Indenture will be filed as an exhibit to the Registration Statement or incorporated by reference therein.

In rendering the opinions set forth below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such documents and records of the Company and such statutes, regulations, and other instruments as we deemed necessary or advisable for purposes of the opinions expressed herein, including (i) the Registration Statement, including the Prospectus and the exhibits (including those incorporated by reference) constituting a part of the Registration Statement; (ii) the Senior Indenture and the form of Subordinated Indenture, as filed with the Commission for the respective Debt Securities (including, as exhibits, proposed forms of instruments thereunder), providing for the issuance of the respective Debt Securities from time to time on the terms of such indentures; (iii) the Fourth Amended and Restated Articles of Incorporation of the Company (the “Articles of Incorporation”); (iv) the Fifth Amended and Restated By-Laws of the Company (the “Bylaws”); (v) certain resolutions adopted by the Board of Directors of the Company; and (vi) such other certificates, instruments, and documents as we have considered necessary for purposes of this opinion letter. As to certain matters of fact material to our opinions, we have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company, and we have not otherwise independently investigated or verified such facts. We are opining herein as to the Indiana Business Corporation Law (“IBCL”), and we express no opinion with respect to any other laws.

In connection with rendering the opinions set forth herein, we have assumed (i) that all information contained in all documents reviewed by us is true and correct; (ii) that all signatures on all documents examined by us are genuine; (iii) that all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents;

Xylem Inc.

August 3, 2026

(iv) the legal capacity of all natural persons; and (v) the authority of all persons signing all documents submitted to us on behalf of the parties to such documents.

In connection with rendering the opinions set forth herein, we also have assumed that, at the time of the issuance, sale and delivery of each issue of Offered Securities: (i) the Company will remain validly existing under Indiana law; (ii) the Registration Statement and any additional required post-effective amendments thereto have all become effective under the Securities Act, such effectiveness has not been terminated or rescinded, and comply with all applicable laws; (iii) any Offered Securities being offered will be issued and sold in compliance with applicable federal and state securities laws and as contemplated in the Registration Statement or the Prospectus Supplement relating thereto; (iv) any legally required consents, approvals, authorizations and other orders of the Commission and any other governmental or regulatory authorities have been obtained; (v) the information, representations and warranties contained in the instruments, documents, certificates, and records we have reviewed continue to be true, accurate, and complete; (vi) all actions necessary for the issuance of any Common Shares or Preferred Shares and the form and terms thereof will not (a) contravene the Articles of Incorporation or Bylaws, (b) violate any law, rule, or regulation applicable to the Company, or (c) result in any conflict with or breach of any agreement or document binding on the Company; (vii) the authorization of any Common Shares or Preferred Shares by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the issuance thereof; (viii) the Articles of Incorporation and the Bylaws, as currently in effect, will not have been modified or amended and will be in full force and effect, and the number of Common Shares or Preferred Shares, as the case may be, offered and sold will not exceed the number of Common Shares or Preferred Shares, as the case may be, authorized under the Articles of Incorporation (as then in effect) and not otherwise reserved for issuance; (ix) the certificates, if any, evidencing the Common Shares or the Preferred Shares will be in a form approved for issuance by the Company, which complies with the IBCL; and (x) there shall not have occurred any change in law affecting the validity of any Offered Securities to be issued.

We have further assumed that, at the time of the issuance, sale and delivery of Covered Securities: (i) all Covered Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent such assumption states, directly or in practical effect, the legal conclusion expressed in paragraph 4 of this opinion letter; (ii) the execution, delivery, and performance by the Company of any indentures or supplemental indentures, and any agreements or other documents relating to the issuance of the Covered Securities, as applicable, and all actions necessary for the issuance of the Covered Securities, and the forms and terms thereof, will comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any agreement or instrument to which the Company is a party or by which it is bound or any court or other governmental or regulatory body having jurisdiction over the Company; and (iii) there will not have occurred any change in law affecting the legally binding character or enforceability thereof.

Xylem Inc.

August 3, 2026

Based upon the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that:

1. The Company is validly existing as a corporation under the laws of the State of Indiana and has all requisite corporate power under its Articles of Incorporation, Bylaws, and the IBCL to execute, deliver, and perform its obligations under the Registration Statement.

2. With respect to any offering of Common Shares, including Common Shares issuable upon conversion of Preferred Shares, when (i) a Prospectus Supplement and any other offering material with respect to the Common Shares have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder; (ii) the appropriate corporate action has been taken by the Company to authorize the issuance of the Common Shares and to fix or otherwise determine the consideration to be received for the Common Shares and the terms of the offer and sale thereof; (iii) any legally required consents, approvals, authorizations, and other orders of the Commission and any other regulatory authorities are obtained; (iv) unless issued without certificates, certificates representing the Common Shares have been duly executed by the duly authorized officers of the Company, countersigned by the transfer agent therefor, and delivered to the purchasers thereof or other persons entitled thereto; (v) the Common Shares have been issued by the Company against payment of the agreed-upon consideration therefor in accordance with any relevant agreements and such corporate action; and (vi) in the case of Common Shares issuable upon conversion of Preferred Shares, the actions in respect of such Preferred Shares referred to in paragraph 3 hereof have been completed, then, upon the happening of such events, such Common Shares will be validly issued, fully paid, and non-assessable.

3. With respect to any offering of any series of Preferred Shares, when (i) a Prospectus Supplement and any other offering material with respect to the Preferred Shares have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder; (ii) Articles of Amendment establishing the designations, preferences, rights, qualifications, limitations, or restrictions of such series of Preferred Shares have been duly approved by appropriate corporate action, executed by duly authorized officers of the Company, and filed by the Company with the Secretary of State of the State of Indiana, all in accordance with the laws of the State of Indiana; (iii) appropriate corporate action has been taken by the Company to authorize the issuance of the Preferred Shares and to authorize and approve the issuance and sale of the Preferred Shares of such series and to fix or otherwise determine the consideration to be received for the Preferred Shares and the terms of the offer and sale thereof; (iv) any legally required consents, approvals, authorizations, and other orders of the Commission and any other regulatory authorities are obtained; (v) Preferred Shares with terms so fixed have been issued by the Company against payment of the agreed-upon consideration therefor in accordance with any relevant agreements and such corporate action; and (vi) unless issued without certificates, certificates representing the Preferred Shares have been duly executed by the duly authorized officers of the Company, countersigned by the transfer agent therefor, and delivered to the purchasers thereof, then, upon the happening of such events, the Preferred Shares will be validly issued, fully paid, and non-assessable.

Xylem Inc.

August 3, 2026

4. With respect to any offering of Covered Securities, if the Covered Securities are convertible into Common Shares or Preferred Shares or if Common Shares or Preferred Shares may be acquired upon exercise or otherwise upon fulfillment of the terms of the Covered Securities, when (i) a Prospectus Supplement and any other offering material with respect to the Covered Securities have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder; (ii) Articles of Amendment establishing the designations, preferences, rights, qualifications, limitations, or restrictions of any series of Preferred Shares have been duly approved by appropriate corporate action, executed by duly authorized officers of the Company, and filed by the Company with the Secretary of State of the State of Indiana, all in accordance with the laws of the State of Indiana; (iii) the appropriate corporate action has been taken by the Company to authorize the issuance of such Covered Securities and such Common Shares or Preferred Shares as described in paragraphs 2 and 3, above, respectively; (iv) any legally required consents, approvals, authorizations, and other orders of the Commission and any other regulatory authorities are obtained; (v) the Covered Securities have been presented for conversion, exercise, or fulfillment in accordance with the terms thereof together with any consideration, certificates, and/or instructions required in connection therewith by such Covered Security; and (vi) unless issued without certificates, certificates representing such Common Shares or Preferred Shares have been duly executed by the duly authorized officers of the Company, countersigned by the transfer agent therefor, and delivered upon such conversion, exercise, or fulfillment to the persons entitled thereto, in accordance with the terms of such Covered Securities, then, upon the happening of such events, the Common Shares or Preferred Shares issuable upon conversion, exercise, or fulfillment of the Covered Securities will be validly issued, fully paid, and non-assessable.

We express no opinion herein other than as expressly stated above. The opinions set forth herein are expressed as of the date hereof, and we disclaim any undertaking to advise the Company or any other party of any subsequent changes to the matters stated, represented, or assumed herein or any subsequent changes in applicable law.

We hereby consent to the filing of this opinion letter as Exhibit 5.2 to the Registration Statement and to the reference to us under the heading “Legal Matters” in the Prospectus and any Prospectus Supplement that is a part of the Registration Statement. However, in giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Barnes & Thornburg LLP

BARNES & THORNBURG LLP